UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2017

Free Flow, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-54868	45-3838831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 Woodland Crossing Dr.
Suite 155, Herndon, VA 20171
(Address of principal executive offices, including zip code)

(703) 789-3344
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report.)

Karen A. Batcher, Esq.
Teeple Hall, LLP
6255 Towne Centre Drive, Suite 500
San Diego, CA 92121
(858) 662 7878
(Name, Address and Telephone Number of Person Authorized to Receive
Notice and Communications on Behalf of the Person(s) Filing Statement)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2017, Free Flow, Inc’s (“FFLO” or the “Company”) wholly owned subsidiary, Motors & Metals, Inc., (“MMI”), entered into an Auto Parts Supply and Distribution Agreement (the “Agreement”) with SAM International (“SAM”) and M & O Commodities, (Pvt.) Ltd. (“M&O”).

 SAM is a Free Zone Enterprise licensed in United Arab Emirates and is in the business of importation and exportation of new and used Original Equipment Manufacturer (“OEM”) automobile parts in Afghanistan, Pakistan, the Middle East, Central Asia and Africa (the “SAM Territories”).  Prior to execution of the Agreement, SAM acted as the exclusive selling agent for M&O.

M&O is a company incorporated and existing in Pakistan and is the exclusive sales and indenting agent for several international used and new OEM auto parts trading companies located in Germany, Poland, Japan and the United States of America.  As of the effective date of the Agreement, MMI replaced SAM as M&O’s exclusive selling agent.

Under the Agreement, MMI, either directly or by and through SAM, will receive overseas orders for recycled and new auto parts.  Depending on the particulars of the purchase order, MMI will either fulfill the order with auto parts from M&O’s clients, or from inventory of FFLO’s other wholly-owned subsidiary, JK Sales Corp.

JK Sales Corp. (“JK”) owns and operates an automobile recycling facility in King George, Virginia.  Under separate agreement, MMI has agreed to handle JK’s international sales and exportation of used OEM auto parts.

The Agreement provides that SAM shall assist MMI by taking international orders for recycled auto parts, taking delivery of shipments from JK to the SAM Territories, managing customs clearance of shipments, managing delivery of orders to end-purchasers, and collection of payments for orders on behalf of MMI.  Under the Agreement, SAM may also receive auto parts from MMI on consignment for sale in the SAM Territories.  SAM shall act exclusively for MMI for all sales of used auto parts within the SAM Territories.

The initial term of the Agreement is two years, with automatic successive one-year renewal terms unless terminated by either party on 6 months’ written notice.   Under the Agreement, SAM is required to provide MMI with a rolling 12-month forecast, with the nearest rolling two-month period becoming firm and binding on SAM.  As of the date of the Agreement, SAM estimates that it will receive $100,000 per month of orders for used auto parts after the initial startup period of 90-180 days.

On May 2, 2017, the Company issued a press release regarding the Agreement, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of Free Flow, Inc. dated May 2, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2017

FREE FLOW, INC.

By:	/s/ Sabir Saleem
Sabir Saleem, President

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